UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-A
____________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________
Kodiak Gas Services, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	001-41732	83-3013440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9950 Woodloch Forest Dr., 19th Floor, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common stock, par value $0.01 per share	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Registration Statement on Form 8-A (the “Form 8-A”) is being filed by Kodiak Gas Services, Inc. (“Kodiak”), with the Securities and Exchange Commission (the “SEC”) in connection with the dual listing of its common stock, par value $0.01 per share (the “Common Stock”), with NYSE Texas, Inc. (“NYSE Texas”) under the trading symbol “KGS.” The Common Stock is currently listed on the New York Stock Exchange under the symbol “KGS.”

Item 1. Description of Registrant’s Securities to be Registered

The description of the Common Stock, as may be amended from time to time, contained in Exhibit 4.4 to Kodiak’s most recent Annual Report on Form 10-K, as filed with the SEC on March 7, 2025, as amended, to which this Form 8-A relates, shall be deemed to be incorporated by reference herein.

Kodiak expects the listing and trading of the Common Stock on NYSE Texas to commence on November 25, 2025 under the symbol “KGS.”

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on NYSE Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Kodiak Gas Services, Inc.

Date: November 24, 2025	By:	/s/ Robert M. McKee
	Name:	Robert M. McKee
	Title:	President and Chief Executive Officer